UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2011

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Carpenter Technology Corporation (the “Company”) was held on October 10, 2011. The following matters were voted on by the Company’s stockholders at the Annual Meeting and the final voting results for each matter are provided below.

Proposal No. 1-Election of Two Directors. The following nominees were elected to the Board of Directors for a term expiring in 2014:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Robert R. McMaster	37,934,664	1,529,057	2,348,663
Gregory A. Pratt	37,812,760	1,650,961	2,348,663

Proposal No. 2-Approval of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012:

Votes For	Votes Against	Abstain
40,787,389	964,676	60,319

Proposal No. 3-Approval of the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees. The Company’s stockholders approved the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees:

Votes For	Votes Against	Abstain	Broker Non-Votes
36,241,788	2,416,588	805,345	2,348,663

Proposal No. 4-Approval of the Amended and Restated Executive Bonus Compensation Plan. The Company’s stockholders approved the amended and restated Executive Bonus Compensation Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
37,270,520	1,260,187	933,014	2,348,663

Proposal No. 5-Approval of the compensation of the Company’s named officers, in an advisory vote. The Company’s stockholders approved the compensation of the Company’s named officers, in an advisory vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,823,346	2,334,872	1,305,503	2,348,663

Proposal No. 6-Approval of the frequency of holding an advisory vote on executive compensation, in an advisory vote. The Company’s stockholders approved the frequency of holding an advisory vote on executive compensation, in an advisory vote:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
34,461,959	295,118	3,411,870	1,294,774	2,348,663

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary

Date: October 13, 2011